Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information, dated May 1, 2025, and included in this Post-Effective Amendment No. 56 to the Registration Statement (Form N-4, File No. 33-73734) of Transamerica Variable Funds (the “Registration Statement”).

We also consent to the use of our report dated April 3, 2025, with respect to the financial statements of each of the subaccounts within Transamerica Variable Funds for the year ended December 31, 2024, included in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 29, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information, included in this Post-Effective Amendment No. 56 to the Registration Statement Form N-4, (File No. 33-73734) of Transamerica Variable Funds (the “Registration Statement”).

We also consent to the use of our report dated April 10, 2025, with respect to the statutory-basis financial statements and supplementary information of Transamerica Financial Life Insurance Company, for the year ended December 31, 2024, included in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

April 25, 2025